EXHIBIT 21-3
                                 PROMISSORY NOTE

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower: BIOMERIDIAN CORPORATION; ET. AL.     Lender: ZIONS FIRST NATIONAL BANK
          12411 SOUTH 265 WEST, SUITE F           HEAD OFFICEICOMMERCIAL BANKING
          DRAPER, LIT 94020                                 2460 SOUTH 3270 WEST
                                                      WEST VALLEY CITY, UT 84119


Principal Amount:$200,000.00 Initial Rate:10.000% Date of Note: December 1, 2000

PROMISE TO PAY. BIOMERIDIAN CORPORATION and BIOMERIDIAN INTERNATIONAL, INC. (referred to in this Note individually and collectively as "Borrower") jointly and severally promise to pay to ZIONS FIRST NATIONAL BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Hundred Thousand & 00/100 Dollars ($200,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan on demand, or if no demand is made, in one payment of all outstanding principal plus all accrued unpaid interest on December 1, 2001. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning January 1, 2001, and all subsequent interest payments are due on the same day of each month after that. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the ZIONS

FIRST NATIONAL BANK PRIME RATE (the "Index"). "PRIME RATE" MEANS AN INDEX WHICH IS DETERMINED DAILY BY THE PUBLISHEC COMMERCIAL LOAN VARIABLE RATE INDEX HELD BY ANY TWO OF THE FOLLOWING BANKS: CHASE MANHATTAN BANK, WELLS FARGO BANK N.A., AND BANK OF AMERICA, N.A. IN THE EVENT NO TWO OF THE ABOVE BANKS HAVE THE SAME PUBLISHED RATE, THE BANK HAVING THE MEDIAN RATE WILL ESTABLISH LENDERS' PRIME RATE. IF, FOR ANY REASON BEYOND THE CONTROL OF LENDER, ANY OF THE AFOREMENTIONED BANKS BECOMES UNACCEPTABLE AS A REFERENCE FOR THE PURPOSE OF DETERMINING THE PRIME RATE USEII HEREIN, LENDER MAY, FIVE DAYS AFTER POSTING NOTICE IN LENDERS OFFICES, SUBSTITUTE ANOTHER COMPARABLE BANK FOR THE ON[ DETERMINED UNACCEPTABLE. AS USED IN THIS PARAGRAPH, "COMPARABLE BANK' SHALL MEAN ONE OF THE TEN LARGEST COMMERCIAI BANKS HEADQUARTERED IN THE UNITED STATES OF AMERICA. THIS DEFINITION OF PRIME RATE IS TO BE STRICTLY INTERPRETED AND I~ NOT INTENDED TO SERVE ANY PURPOSE OTHER THAN PROVIDING AN INDEX TO DETERMINE THE VARIABLE INTEREST RATE USED HERE11, IT IS NOT THE LOWEST RATE AT WHICH LENDER MAY MAKE LOANS TO ANY OF ITS CUSTOMERS, EITHER NOW OR IN THE FUTURE.. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well.

The interest rate change will not occur more often than each DAY. The Index currently is 9.500% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.500 percentage points over the Index, resulting in an initial rate of 10.000% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

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PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f)I Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.
(i) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 3.500 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note 0 Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender In the State of Utah. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of SALT LAKE County, the State of Utah. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of Utah.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

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LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: MARK SEETHALER, GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

BIOMERIDIAN CORPORATION

By: _________________________________________
      MARK SEETHALER, CHIEF FINANCIAL OFFICER


BIOMERIDIAN INTERNATIONAL, INC., Co-Borrower

By: _________________________________________
      MARK SEETHALER, CHIEF FINANCIAL OFFICER


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